UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

THE CHINA FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	811-05749	13-3669175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Brown Brothers Harriman & Co. 50 Post Office Square Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(888) 246-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	Common Stock	CHN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company
[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

The China Fund, Inc. (the “Fund”) announced the results of its special meeting of stockholders held today. At the Fund’s special meeting, stockholders approved the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors.

Pursuant to the Plan, the Fund will liquidate its portfolio in preparation for one or more distributions of cash to the stockholders of the Fund. Once the Fund commences liquidating its portfolio, the Fund may not pursue its stated investment objective, comply with its investment limitations or engage in normal business activities, except for the purposes of winding up its business and affairs, paying its liabilities and distributing its remaining assets to stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release dated October 21, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2025

The China Fund, Inc.

Name:
Title:

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 21, 2025